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                                                                    Exhibit 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement on Form S-2 for the registration of 38,233,078 shares of common stock pertaining to WARP Technology Holdings, Inc. herein of our report dated October 9, 2003, with respect to the consolidated financial statements of WARP Technology Holdings, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

New York, New York
June 16, 2005